Exhibit 10.3

MAGMA DESIGN AUTOMATION, INC.

2010 STOCK INCENTIVE PLAN

GLOBAL STOCK OPTION AGREEMENT TERMS AND CONDITIONS

FOR U.S. PARTICIPANTS

1. General. These Stock Option Agreement Terms and Conditions (these “Stock Option Agreement Terms and Conditions”) apply to a grant of stock options (the “Option”) under the Magma Design Automation, Inc. 2010 Stock Incentive Plan (the “Plan”). These Stock Option Agreement Terms and Conditions, together with the Notice of Stock Option Grant (the “Notice of Grant”) corresponding to the Option and any country-specific terms and conditions contained in an appendix hereto (the “Appendix”) are collectively referred to as the “Award Agreement” with respect to the Option. The recipient of the Option identified in the Notice of Grant is referred to as the “Participant.” The per share exercise price of the Option as set forth in the Notice of Grant is referred to as the “Exercise Price.” The date of the grant of the Option as set forth in the Notice of Grant is referred to as the “Date of Grant.”

The Option was granted under and subject to the Plan. Capitalized terms are defined in the Plan if not defined herein. The Option has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant. The Option is subject to adjustment, acceleration and termination in accordance with Section 11 of the Plan.

2. Vesting; Limits on Exercise. The Option shall vest and become exercisable in percentage installments of the aggregate number of Shares subject to the Option as set forth in the Notice of Grant. The Option may be exercised only to the extent the Option is vested and exercisable.

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Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Participant has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•	No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.

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Minimum Exercise. Unless otherwise permitted by the Company, no fewer than 100 Shares (subject to adjustment under Section 11 of the Plan) may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

3. Early Termination of Option.

3.1. Expiration Date. Subject to earlier termination as provided below in this Section 3, the Option will terminate on the date set forth in the Notice of Grant (the “Expiration Date”).

3.2. Possible Termination of Option upon Certain Corporate Events. The Option is subject to termination in connection with certain corporate events as provided in Section 11 of the Plan.

3.3. Termination of Option upon a Termination of the Participant’s Service. Subject to earlier termination on the Expiration Date of the Option or pursuant to Section 3.2 above, if the Participant ceases to provide active Service to the Company, a Subsidiary or Affiliate, the following rules shall apply (the last day that the Participant is employed by or provides active Service to the Company, a Subsidiary or Affiliate is referred to as the Participant’s “Severance Date”):

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other than as expressly provided below in this Section 3.3, (a) the Participant will have until the date that is 3 months after his or her Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 3-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 3-month period;

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if the termination of the Participant’s Service is the result of the Participant’s death or Total and Permanent Disability (as defined below), (a) the Participant (or his or her beneficiary or personal representative, as the case may be) will have until the date that is 6 months after the Participant’s Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 6-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 6-month period;

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if the Participant’s Service is terminated by the Company, a Subsidiary or Affiliate for Cause (as defined below), (a) the Participant (or his or her beneficiary or personal representative, as the case may be) will have until the date that is 7 days after the Participant’s Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 7-day period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 7-day period.

For purposes of the Option, “Total and Permanent Disability” means a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Committee).

For purposes of the Option, “Cause” means:

(1)

continued failure by the Participant to perform substantially the Participant’s duties, which standard of duties shall be referenced to the standards set by the Company at the date of the Award Agreement (other than as a result of sickness, accident or similar cause beyond the Participant’s reasonable control) after receipt of a written warning and the Participant being given thirty (30) days to cure the failure;

(2)

willful misconduct or gross negligence, which is demonstrably injurious to the Company or any of its Subsidiaries or Affiliates, including without limitation willful or grossly negligent failure to perform the Participant’s material duties as an officer or employee of the Company or any of its Subsidiaries or Affiliates or a material breach of the Award Agreement, the Participant’s employment agreement (if any) or the Participant’s Proprietary Information and Inventions Agreement with the Company;

(3)	conviction of or plea of nolo contendere to a felony or equivalent offense under applicable law as determined by the Committee, in its sole discretion; or

(4)

commission of an act of fraud against, or the misappropriation of property belonging to, the Company or any Subsidiary, Affiliate, other affiliated company, employee, customer or supplier of the Company.

In all events the Option is subject to earlier termination on the Expiration Date of the Option or as contemplated by Section 3.2. The Committee shall be the sole judge of whether the Participant continues to render active Service and when the Severance Date has occurred for purposes of the Award Agreement.

4. Leaves of Absence. For purposes of this Option, the Participant’s Service does not terminate when Participant has a military leave of absence, a sick leave of absence or another bona fide leave of absence, if the leave of absence was approved by the Company in writing and if continued crediting of Service is required by the terms of the leave or by applicable law. The Participant’s Service will terminate when the approved leave of absence ends unless he or she immediately return to active Service. Except as provided by applicable law, or unless expressly provided in writing pursuant to a Company-approved leave of absence, the period of the approved leave of absence will not be credited as Service to the Company for the purposes of determining when the Participant’s Option vests. In accordance with the preceding sentence, the dates on which the Option would otherwise vest will be postponed by the number of days of the approved leave of absence.

5. Restrictions on Exercise. The Participant may not exercise the Option if the issuance of Shares at that time would violate any applicable laws or regulations. The exercise of the Option and the issuance of the Shares upon such exercise are subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

6. Notice of Exercise. The Option shall be exercisable by the delivery to the Treasury Department of the Company (or such other person as the Committee may require pursuant to such administrative exercise procedures as the Committee may implement from time to time) of the Notice of Stock Option Exercise in the form attached to the Award Agreement (or such other form approved by the Company) (the “Notice of Exercise”). The exercise of the Option will be effective when the Notice of Exercise and payment of the Exercise Price is received by the Company. In the case of a cashless exercise through a securities broker approved by the Company, the Notice of Exercise form must be filed in advance and approved by the Company prior to placing the order with the broker. This Notice of Exercise form may be superseded by a Company-sponsored web-based trading program that includes security measures sufficient to ensure the Participant’s identification, such that the Participant’s entry of a web-based exercise or cashless exercise constitutes his or her request and authorization to exercise the Option. If someone other than the Participant wants to exercise this Option after the Participant’s death, that person must prove to the Company’s satisfaction that he or she is entitled to do so pursuant to the terms of the Award Agreement, the Plan and applicable law.

7. Form of Payment. Payment of the Exercise Price may be made by the following methods, unless provided otherwise in the Appendix: (i) by personal check, a cashier’s check or a money order, (ii) for U.S.-based Participants only, in Shares of Stock which have been owned by the Participant or his or her representative for more than twelve (12) months and which are surrendered to the Company in good form for transfer, or (iii) by delivering a Committee-approved form of irrevocable direction to a securities broker approved by the Company to sell all or part of the Shares subject to the Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the aggregate Exercise Price and any Tax-Related Items (as defined below).

8. No Stockholder Rights. The Participant shall have no rights as a stockholder of the Company, no dividend rights and no voting rights, with respect to the Option and the Shares underlying or issuable in respect of such Option until the Option vests and the related Shares are actually issued to and held of record by the Participant following the Participant’s valid exercise of the Option in accordance with the terms of the Award Agreement and the Plan. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date on which the Participant exercises the Option, except as described in the Plan.

9. Restrictions on Transfer. Neither the Option, nor any interest therein or amount or Shares issuable in respect thereof maybe sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily, except as set forth in Section 13 of the Plan.

10. Responsibility for Taxes. Regardless of any action the Company or the Participant’s employer (the “Employer”) takes with respect to any or all income tax (including U.S. federal, state and local and foreign taxes), social insurance, payroll tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the issuance of Shares upon exercise of the Option, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant has become subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable event, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion to meet such obligation by (i) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer; or (ii) withholding from proceeds of the sale of Shares acquired upon exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization), or (iii) withholding in Shares to be issued upon exercise of the Option.

If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the exercise, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Plan.

Finally, the Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise, deliver the Shares upon exercise or deliver the proceeds of the sale of Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

11. Nature of Grant. In accepting the Option, the Participant acknowledges, understands and agrees that:

(1)

the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past;

(2)	all decisions with respect to future Option grants, if any, will be at the sole discretion of the Company;

(3)	the Participant is voluntarily participating in the Plan;

(4)

in the event the Company is not the Employer, the Option and the Shares subject to the Option are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, which are outside the scope of the Participant’s employment contract, if any and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Subsidiary or Affiliate of the Company;

(5)	the Option and the Shares subject to the Option are not intended to replace any pension rights or compensation;

(6)

the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(7)	the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(8)	if the Participant exercises the Option and acquires Shares, the value of the Shares may increase or decrease, even below the Exercise Price;

(9)	if the Shares underlying the Option do not increase in value the Option will have no value;

(10)

no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of the Participant’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws), and in consideration of the grant of the Option to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and Participant agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims; and

(11)

in the event of termination of the Participant’s Service (whether or not in breach of local labor laws), the Participant’s right to vest in the Option under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively providing Service and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of termination of the Participant’s Service (whether or not in breach of local labor laws), the Participant’s right to exercise the Option after the Severance Date, if any, will be measured by the date of termination of the Participant’s active Service and will not be extended by any notice period mandated under local law; the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing Service for purposes of the Option grant.

12. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

13. Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in the Award Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

The Participant understands that Data will be transferred to E*Trade or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company, its designated Plan broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. The Participant understands, however, that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

14. Compliance with Laws and Regulations. The Option and any Shares issued with respect thereto will be subject to and conditioned upon compliance by the Company and the Participant with all applicable U.S. federal, state, local and foreign laws and regulations and with any applicable requirements of any stock exchange or automated quotation system on which the Company’s Shares may be listed or quoted at the time of such issuance or transfer.

15. Successors and Assigns. The Company may assign any of its rights under the Award Agreement. The Award Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to Section 9, the Award Agreement will be binding upon the Participant and the Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

16. Entire Agreement; Severability. The Company and the Participant agree that the Option is granted under and governed by the Award Agreement and the provisions of the Plan (which is incorporated herein by reference). The Participant agrees to be bound by the terms of the Plan and the Award Agreement, which together constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof. If any provision of the Award Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

17. NO GUARANTEE OF SERVICE. UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW OR ANY AGREEMENT BETWEEN THE PARTICIPANT AND THE EMPLOYER, THE PARTICIPANT UNDERSTANDS AND AGREES THAT HIS OR HER SERVICE IS FOR AN UNSPECIFIED DURATION AND, IF THE PARTICIPANT IS AN EMPLOYEE, CONSTITUTES “AT-WILL” EMPLOYMENT. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE OPTION PURSUANT TO THE VESTING SCHEDULE SET FORTH IN THE NOTICE OF GRANT IS ATTAINED ONLY BY CONTINUING ACTIVE SERVICE TO THE COMPANY OR ONE OF ITS SUBSIDIARIES OR AFFILIATES AS AN EMPLOYEE, DIRECTOR OR CONSULTANT AT THE WILL OF THE COMPANY OR ITS SUBSIDIARIES OR AFFILIATES (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR BEING ISSUED SHARES HEREUNDER). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT (I) THE AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER, AND THE VESTING SCHEDULE SET FORTH IN THE NOTICE OF GRANT DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR OTHER SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL; (II) WILL NOT BE INTERPRETED TO FORM AN EMPLOYMENT CONTRACT OR RELATIONSHIP WITH THE COMPANY OR ANY SUBSIDIARY OR AFFILIATE; AND (III) SHALL NOT INTERFERE WITH THE PARTICIPANT’S RIGHT OR THE COMPANY’S AND/OR ANY SUBSIDIARY’S OR AFFILIATE’S RIGHT TO TERMINATE THE PARTICIPANT’S SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE. NO PRO-RATA VESTING WILL BE AWARDED FOR SERVICE (EVEN IF SUBSTANTIAL) BETWEEN VESTING DATES.

18. Modifications to the Award Agreement. The Participant expressly warrants that he or she is not accepting the Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. The Plan and the Award Agreement may be amended pursuant to Section 19 of the Plan.

In addition, the Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

19. Address for Notices. Any notice to be given to the Company under the terms of the Award Agreement shall be in writing and addressed to the Company, in care of its General Counsel, at 1650 Technology Drive, San Jose, California 95110, U.S.A. or at such other address as the Company may hereafter designate in writing. Any such notice shall be given only when received by the Company.

20. Restrictions on Resale. By entering into the Award Agreement, the Participant agrees not to sell any Shares at a time when applicable laws or Company policies prohibit such a sale. This restriction shall apply so as long as the Participant is providing Service to the Company or a Subsidiary or Affiliate.

21. Claw-Back Policy. Notwithstanding anything else contained in these Stock Option Agreement Terms and Conditions to the contrary and unless otherwise provided in the Appendix, the Option and any Shares acquired with respect to the Option are subject to forfeiture to or claw-back by the Company (i) to the extent required by law (including, but not limited to, the Sarbanes Oxley Act of 2002), and (ii) pursuant to any applicable claw-back or similar policy of the Company, as any such policy may be in effect from time to time. In its sole discretion, the Committee may amend or waive the provisions of this Section 21, in whole or in part, to the extent necessary or advisable to comply with applicable laws, as determined by the Committee.

22. Governing Law and Venue. The Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of laws principles thereunder.

For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Option or the Award Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

23. Section Headings. The section headings of the Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

24. Counterparts. The Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

25. Language. If the Participant has received the Award Agreement or any other document related to the Plan translated into a language other than English and the meaning of the translated version is different than the English version, the English version will control.

26. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

27. Appendix. Notwithstanding any provisions in the Award Agreement, the Option shall be subject to any special terms and conditions set forth in any Appendix to the Award Agreement for the Participant’s country. Moreover, if the Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of the Award Agreement.

The Participant and the Company agree that the Option is granted under and governed by the terms and conditions of the Plan and the Award Agreement. The Participant accepts the Option on such terms and conditions. In the event of a conflict between one or more provisions of the Award Agreement and one or more provisions of the Plan, the Participant agrees that the provisions of the Plan will govern. The Participant agrees that the Participant has reviewed the Plan and the Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting the Option, and fully understands all provisions of the Plan and the Award Agreement (including the Notice of Grant, the Stock Option Agreement Terms and Conditions and the Appendix). The Participant agrees that the Participant has also received and reviewed the Prospectus for the Plan. The Participant understands that the Plan is established voluntarily by the Company, is discretionary in nature and may be amended, suspended or terminated by the Company at any time. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and the Award Agreement. The Participant further agrees to notify the Company upon any change in the Participant’s residence address.

APPENDIX

MAGMA DESIGN AUTOMATION, INC.

2010 STOCK INCENTIVE PLAN

GLOBAL STOCK OPTION AGREEMENT TERMS AND CONDITIONS

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Option (“Option”) granted to the Participant under the Magma Design Automation, Inc. (the “Company”) 2010 Stock Incentive Plan (the “Plan”) if the Participant resides in or, if applicable, is a taxpayer in one of the countries listed below. Unless otherwise defined herein, the terms defined in the Plan, the Stock Unit Award Terms and Conditions and/or the Notice of Grant, as applicable, shall have the same defined meanings in this Appendix.

Notifications

This Appendix also includes information regarding securities, exchange control and certain other issues of which the Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of October 2010. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Option vests, the Participant exercises the Option or Shares acquired under the Plan are sold. In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation and the Company is not in a position to assure the Participant of a particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to his or her situation.

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Finally, if the Participant is a citizen or resident of a country other than the one in which the Participant is currently working, transfers employment to another country after the Option is granted, or is considered a citizen of another country or resident of another country for local law purposes, the notifications contained herein may not be applicable to the Participant and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to Participant.

CANADA

Terms and Conditions

Form of Payment. The following provision supplements Section 7 of the Award Agreement:

For avoidance of doubt, Participant is prohibited from surrendering Shares of Stock that Participant already owns to pay the Exercise Price or any Tax-Related Items in connection with the exercise of his or her Option.

The following provisions will apply to Participants who are resident in Quebec:

Language Consent. The parties acknowledge that it is their express wish that the Award Agreement, including this Appendix, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement Relatif à la Langue Utilisée. Les parties reconnaissent avoir souhaité expressément que la convention («Agreement »), ainsi que cette Annexe, ainsi que tous les documents, les notices et la documentation juridique fournis ou mis en œuvre ou institués directement ou indirectement, relativement aux présentes, soient rédigés en anglais.

Data Privacy. This provision supplements Section 13 of the Award Agreement:

The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company, any Subsidiary or Affiliate and E*Trade (or any other stock plan service provider as may be selected by the Company to assist with the Plan) to disclose and discuss the Plan with their advisors. The Participant further authorizes the Company and any Subsidiary or Affiliate to record such information and to keep such information in the Participant’s employee file.

CHINA

Terms and Conditions

The following terms and conditions are applicable to nationals of the People’s Republic of China (“PRC”) residing in mainland China.

Form of Payment. This provision replaces Section 7 of the Award Agreement:

Due to regulatory requirements, the Participant understands that he or she will be restricted to the cashless sell-all method of exercise. To complete a cashless sell-all exercise, the Participant understands that he or she must instruct the Plan broker to: (i) sell all of the Shares issued upon exercise; (ii) use the proceeds to pay the Exercise Price, brokerage fees and any applicable Tax-Related Items; and (iii) remit the balance in cash to the Participant. The Participant will not be permitted to hold Shares after exercise. The Participant acknowledges that the Company or the Company’s designated broker, as applicable, is under no obligation to arrange for the sale of the Shares at any particular price. Depending upon the development of laws and the Participant’s status as a national of a country other than the People’s Republic of China, the Company reserves the right to modify the methods of exercising the Option and in its sole discretion, to permit cash exercises, cashless sell-to-cover exercises or any other method of exercise and payment of Tax-Related Items permitted under the Plan.

Exchange Control Requirements. The Participant understands and agrees that, pursuant to local exchange control requirements, the Participant will be required to repatriate all cash proceeds from the immediate sale of the Shares upon exercise of the Option to China. The Participant further understands that, under local law, such repatriation of the cash proceeds may need to be effectuated through a special exchange control account established by the Company, a Subsidiary or Affiliate or the Employer, and the Participant hereby consents and agrees that any cash proceeds may be transferred to such special account prior to being delivered to the Participant. The Participant acknowledges that any proceeds that the Participant realizes from participation in the Plan may be converted from U.S. dollars to Renminbi using any exchange rate chosen by the Company and, if funds are converted, they will be converted as soon as practicable, which may not be immediately after the date that such proceeds were realized. If such currency conversion occurs, the Participant will bear the risk of any fluctuation in the USD/RMB exchange rate between the date the Participant exercises the Option and the date that the Participant receives cash proceeds converted to Renminbi.

The Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

FRANCE

Terms and Conditions

Language Consent. By accepting the Award Agreement providing for the terms and conditions of the Participant’s grant, the Participant confirms having read and understood the documents relating to this grant (the Plan and this Award Agreement) which were provided in English language. The Participant accepts the terms of those documents accordingly.

En acceptant le Contrat d’Attribution décrivant les termes et conditions de l’attribution, le participant confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan et ce Contrat d’Attribution) qui ont été communiqués en langue anglaise. Le participant accepte les termes en connaissance de cause.

Notifications

Exchange Control Notification. The value of any cash or securities imported to France without the use of a financial institution must be reported to the customs and excise authorities when the value of such cash or securities exceeds a certain amount (€10,000 for 2010 for transfers outside the European Union).

GERMANY

Notifications

Exchange Control Notification. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If the Participant uses a German bank to transfer a cross-border payment in excess of €12,500 in connection with the exercise of the Option or the sale of Shares acquired under the Plan, the bank will make the report for the Participant. In addition, the Participant must report to the German Federal Bank any receivables or payables or debts in foreign currency exceeding an amount of €5,000,000 in any month.

INDIA

Terms and Conditions

Form of Payment. This provision supplements Section 7 of the Award Agreement:

Due to regulatory requirements, the Participant will not be permitted to pay the Exercise Price through a cashless sell-to-cover method of exercise, whereby the Participant issues instructions to a broker approved by the Company to exercise the Option and to effect the immediate sale of the number of Shares necessary to cover the aggregate Exercise Price payable for the purchased Shares, plus applicable Tax–Related Items and brokerage fees, if any, and remit the remaining Shares to the Participant. Depending on the development of local laws or the Participant’s country of residence, the Company reserves the right to modify the methods of exercising the Option and, in its sole discretion, to permit cashless sell-to-cover exercise, or any other method of exercise and payment of Tax-Related Items permitted under the Plan.

Notifications

Exchange Control Notification. The Participant understands that the Participant must repatriate any proceeds from the sale of Shares acquired under the Plan to India and convert the proceeds into local currency within ninety (90) days of receipt. The Participant will receive a foreign inward remittance certificate (“FIRC”) from the bank where the Participant deposits the foreign currency. The Participant should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.

ISRAEL

Terms and Conditions

Form of Payment. The following provision supplements Section 7 of the Award Agreement:

To facilitate compliance with employer tax withholding and reporting obligations, the Participant understands that he or she will be restricted to the cashless sell-all method of exercise. To complete a cashless sell-all exercise, the Participant understands that he or she must instruct the Plan broker to: (i) sell all of the Shares issued upon exercise; (ii) use the proceeds to pay the Exercise Price, brokerage fees and any applicable Tax-Related Items; and (iii) remit the balance in cash to the Participant. The Participant will not be permitted to hold Shares after exercise. The Participant acknowledges that the Company or the Company’s designated broker, as applicable, is under no obligation to arrange for the sale of the Shares at any particular price. Depending upon the development of laws, the Company reserves the right to modify the methods of exercising the Option and in its sole discretion, to permit cash exercises, cashless sell-to-cover exercises or any other method of exercise and payment of Tax-Related Items permitted under the Plan.

ITALY

Terms and Conditions

Form of Payment. This provision supplements Section 7 of the Award Agreement:

Due to regulatory requirements, the Participant understands that he or she will be restricted to the cashless sell-all method of exercise. To complete a cashless sell-all exercise, the Participant understands that he or she must instruct the Plan broker to: (i) sell all of the Shares issued upon exercise; (ii) use the proceeds to pay the Exercise Price, brokerage fees and any applicable Tax-Related Items; and (iii) remit the balance in cash to the Participant. The Participant will not be permitted to hold Shares after exercise. The Participant acknowledges that the Company or the Company’s designated broker, as applicable, is under no obligation to arrange for the sale of the Shares at any particular price. Depending upon the development of laws, the Company reserves the right to modify the methods of exercising the Option and in its sole discretion, to permit cash exercises, cashless sell-to-cover exercises or any other method of exercise and payment of Tax-Related Items permitted under the Plan.

Data Privacy. This provision replaces Section 13 of the Award Agreement:

The Participant hereby explicitly and unambiguously consents to the collection, use, processing and transfer, in electronic or other form, of the Participant’s personal data as described below by and among, as applicable, the Employer, the Company and any Subsidiary or Affiliate for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Employer, the Company and any Subsidiary or Affiliate may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, residency status, number of Shares held and the details of all Options or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Participant’s participation in the Plan (“Data”).

The Participant understands that providing the Company with Data is necessary for the performance of the Award Agreement and that the Participant’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect the Participant’s ability to participate in the Plan. The Controller of personal data processing is Magma Design Automation, Inc., with registered offices at 1650 Technology Drive, San Jose, California 95110, U.S.A., and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is Magma Design Automation, Limited (Italian representative office) with registered offices at 250 South Oak Way, Green Park, Reading, Berkshire, RG2 6UG, United Kingdom.

The Participant understands that Data may be transferred to the Company, a Subsidiary or Affiliate, E*Trade or any other party involved in the implementation, administration and management of the Plan. Such recipients may receive, possess, use, retain and transfer Data, in electronic or other form, for the purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that these recipients may be located in or outside the European Economic Area, such as in the United States or elsewhere, and the recipients’ country may have different data privacy laws and protections from Italy.

The Participant understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require the Participant’s consent thereto as the processing is necessary for the performance of contractual obligations related to the implementation, administration and management of the Plan.

The Participant understand that Data will be held only as long as is required by law or as necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understand that pursuant to Section 7 of Legislative Decree 196/2003, the Participant has the right to, including but not limited to, access, delete, update, correct or stop, for legitimate reasons, the Data processing. Furthermore, the Participant is aware that Data will not be used for direct marketing purposes. In addition, Data can be reviewed and questions or complaints can be addressed by contacting the Participant’s local human resources representative.

Plan Document Acknowledgment. In accepting the grant of Option, the Participant acknowledges that the Participant has received a copy of the Plan and the Award Agreement and has reviewed the Plan and the Award Agreement, including this Appendix, in their entirety and fully understands and accepts all provisions of the Plan and the Award Agreement, including this Appendix.

The Participant further acknowledges that the Participant has read and specifically and expressly approves the following paragraphs of the Award Agreement and this Appendix: Section 3: Early Termination of Option; Section 10: Responsibility for Taxes; Section 11: Nature of Grant; Section 17: No Guarantee of Service; Section 18: Modifications to the Award Agreement; Section 22: Governing Law and Venue; Section 25: Language; Section 26: Electronic Delivery; and the Data Privacy paragraph above.

Notifications

Exchange Control Notification. The Participant is required to report in the Participant’s annual tax return: (a) any transfers of cash or Shares to or from Italy exceeding €10,000 or the equivalent amount in U.S. dollars; (b) any foreign investments or investments held outside of Italy at the end of the calendar year exceeding €10,000 if such investments (stock options, cash or shares) may result in income taxable in Italy (this will include reporting any vested Options if their intrinsic value (i.e., the difference between the Exercise Price and the fair market value of the Shares underlying the vested Options at the end of the year) combined with all other foreign assets exceed €10,000), and (c) the amount of the transfers made abroad, or from abroad to Italy and vice versa, during the calendar year which have had an impact on the Participant’s foreign investments or investments held outside of Italy. The Participant is exempt from the formalities in (a) if the investments are made through an authorized broker resident in Italy, as the broker will comply with the reporting obligation on the Participant’s behalf.

JAPAN

Notifications

Exchange Control Information. If the Participant acquires Shares valued at more than ¥100,000,000 in a single transaction, he or she must file a Securities Acquisition Report with the Ministry of Finance (“MOF”) through the Bank of Japan within 20 days of the exercise of the Option.

In addition, if the Participant pays more than ¥30,000,000 in a single transaction for the Shares at exercise of the Option, the Participant must file a Payment Report with the MOF through the Bank of Japan by the 20th day of the month following the month in which the payment was made. The precise reporting requirements vary depending on whether the relevant payment is made through a bank in Japan.

A Payment Report is required independently of a Securities Acquisition Report. Consequently, if the total amount that the Participant pays on a one-time basis at exercise of the Option exceeds ¥100,000,000, the Participant must file both a Payment Report and a Securities Acquisition Report.

KOREA

Notifications

Exchange Control Notification. To remit funds out of Korea to exercise the Option by a cash-exercise method, the Participant must obtain a confirmation of the remittance by a foreign exchange bank in Korea. This is an automatic procedure (i.e., the bank does not need to approve the remittance and the process should not take more than a single day). The Participant likely will need to present the bank processing the transaction supporting documentation evidencing the nature of the remittance.

Exchange control laws require Korean residents who realize US$500,000 or more from the sale of Shares to repatriate the proceeds to Korea within 18 months of the sale.

NETHERLANDS

Notifications

Securities Law Notification. The Participant should be aware of Dutch insider trading rules which may impact the sale of Shares acquired under the Plan. In particular, the Participant may be prohibited from effecting certain securities transactions if the Participant has insider information regarding the Company.

In accepting the grant of Option and participating in the Plan, the Participant acknowledges having read and understood this Securities Law Notification and acknowledges that it is the Participant’s responsibility to comply with the following Dutch insider trading rules:

Under Article 5:56 of the Dutch Financial Supervision Act, anyone who has “inside information” related to an issuer is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is knowledge of specific information concerning the issuer to which the securities relate that is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price.

Given the broad scope of the definition of inside information, certain employees of the Company working at a Subsidiary or Affiliate in the Netherlands (including the Participant) may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when the Participant had such inside information.

TAIWAN

Notifications

Exchange Control Notification. The Participant may acquire and remit foreign currency (including proceeds from the sale of Shares) up to US$5,000,000 per year without justification. If the transaction amount is TWD500,000 or more in a single transaction, the Participant must submit a Foreign Exchange Transaction Form. If the transaction is US$500,000 or more in a single transaction, the Participant must also provide supporting documentation to the satisfaction of the remitting bank.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. This provision supplements Section 10 of the Award Agreement:

If payment or withholding of income taxes is not made within ninety (90) days of the event giving rise to the income tax or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall constitute a loan owed by the Participant to the Employer, effective as of the Due Date. The Participant agrees that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue and Customs (“HMRC”), it shall be immediately due and repayable, and the Company or the Employer may recover it at any time by any of the means set forth in Section 8 of the Award Agreement. Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the Participant shall not be eligible for a loan from the Company to cover the income tax. In the event the Participant is a director or executive officer of the Company and the income tax is not collected from or paid by the Participant by the Due Date, the amount of any uncollected income tax will constitute a benefit to the Participant on which additional income tax and national insurance contributions (“NICs”) will be payable. The Participant will be responsible for reporting and paying any income tax and NICs (including the Employer NICs, as defined below) due on this additional benefit directly to HMRC under the self-assessment regime.

Joint Election. The Participant agrees to accept any liability for secondary Class 1 NICs (the “Employer NICs”) which may be payable by the Company and/or the Employer in connection with the Option and any event giving rise to Tax-Related Items and it is a condition of vesting and exercise of the Option and delivery of Shares subject to such an exercise that this agreement to bear the Employer NICs is in force on the date of exercise. Without limitation to the above, the Participant agrees to execute a joint election with the Company and/or the Employer, (the “Joint Election”), the form of such Joint Election being formally approved by HMRC, and any other consents or elections required to accomplish the transfer of the Employer NICs to the Participant. The Participant agrees to execute such other joint elections as may be required between the Participant and any successor to the Company and/or the Employer. The Participant further agrees that the Company and/or the Employer may collect the Employer NICs from the Participant by any of the means set forth in Section 10 of the Award Agreement. The Participant agrees to enter into a Joint Election prior to the exercise of any Option.

UNITED STATES

No country-specific provisions.